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                                                                    EXHIBIT 99.4

                              HANOVER BANCORP, INC.
                               33 CARLISLE STREET
                                HANOVER, PA 17331

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME                                 9:30 a.m. E.S.T., on Tuesday, May 23, 2000

PLACE                                Hanover Country Club
                                     Lincolnway East R.D. 1
                                     Abbottstown, PA 17301

ITEMS OF BUSINESS                    1. The approval of the agreement and plan
                                     merger that provides for the merger of the Corporation into Sterling Financial
                                     Corporation.

                                     2. The postponement or adjournment of the meeting, if necessary, to solicit proxies.

                                     3. The election of three (3) persons to the Board of Directors of the Corporation to hold office for a three-year term and until their successors are duly elected and qualified.

                                     4. The transaction of such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

RECORD DATE                          Shareholders of record at the close of
                                     business on March 31, 2000, are entitled to vote at the meeting.

ANNUAL REPORT                        We enclose a copy of the Corporation's
                                     Annual Report to Shareholders for 1999,
                                     with this Notice. We also enclose the
                                     Corporation's Annual Report on Form 10-K.

PROXY VOTING                         It is important that your shares are
                                     represented at this meeting regardless of
                                     the number of shares that you own. PLEASE
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                                     MARK, SIGN, DATE AND RETURN THE ENCLOSED
                                     PROXY. A postage paid envelope is provided for your convenience. The giving of your proxy does not affect your right to vote in person if you attend the meeting and give written notice to the Secretary of the Corporation.

April __, 2000                            By Order of the Board of Directors,



                                          Thomas J. Paholsky
                                          Secretary